                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.1a-12

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                            AMERICAN BANK NOTE LOGO

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                            399 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523

                                          June 18, 2002

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday July 12, 2002 at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604.

     At the meeting you will be asked to elect five directors to our board of directors and to ratify our appointment of Ernst & Young LLP as our independent auditors. In addition, we will be pleased to report on the affairs of American Bank Note Holographics, Inc. and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to personally greeting those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ Kenneth H. Traub




                                          Kenneth H. Traub
                                          President and Chief Executive Officer

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       ------------------------------------------------------------------

                                          Elmsford, New York
                                          June 18, 2002

     Notice is hereby given that the Annual Meeting of Stockholders of American Bank Note Holographics, Inc. will be held at 10:00 a.m. on Friday July 12, 2002 at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604 for the following purposes:

        (1) To elect a board of directors;

        (2) To ratify our selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002; and

        (3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Our only outstanding voting securities are shares of common stock, of which 18,483,720 shares were outstanding at the close of business on June 7, 2002. Stockholders of record at the close of business on June 7, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at 399 Executive Boulevard, Elmsford, New York 10523.

     You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

                                          ALAN GOLDSTEIN



                                          Alan Goldstein
                                          Secretary

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                            399 EXECUTIVE BOULEVARD
                            ELMSFORD, NEW YORK 10523
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement contains information related to the annual meeting of stockholders of American Bank Note Holographics, Inc. ("ABNH") to be held at 10:00 a.m. on Friday July 12, 2002, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604 and at any postponements or adjournments thereof. We are mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card, starting on or about June 18, 2002.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and approval of our appointment of Ernst & Young LLP as our independent auditors. In addition, our management will report on our performance during fiscal 2001 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on the record date, June 7, 2002, are entitled to receive notice of and to vote at the annual meeting.

WHAT ARE THE VOTING RIGHTS OF ABNH STOCKHOLDERS?

     Each stockholder is entitled to cast one vote for each share of common stock that he or she held as of the record date on each matter to be voted upon at the meeting or any postponements or adjournments of the meeting.

WHAT CONSTITUTES A QUORUM?

     In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote on the record date must be represented at the meeting, either by proxy or in person. As of the record date, 18,483,720 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote in person at the meeting or by using the enclosed proxy card. The board of directors recommends that you vote by proxy even if you plan to attend the meeting. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

HOW DO PROXIES WORK?

     The board of directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. You may vote for all, some, or none of our board of director candidates. You may also vote for or against our selection of Ernst & Young LLP as our independent auditors.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of ABNH either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and ratification of Ernst & Young LLP as our independent auditors. If any other matters are properly presented for consideration at the meeting, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent on those matters as recommended by the board of directors. If the board does not make a recommendation, then they will vote in accordance with their best judgment. In summary, the board of directors recommends a vote:

     - For the election of the nominated directors; and

     - For the ratification of Ernst & Young LLP as our independent auditors.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum present.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, any abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO IS SOLICITING THESE PROXIES?

     Our board of directors is soliciting the execution and return of the enclosed proxy card for the purposes set forth in the notice of meeting. We will bear the costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. Although we have no present plans to hire paid solicitors to assist us in obtaining proxies, we may do so if we determine it will be helpful in obtaining stockholder approval of the matters to be voted upon at the meeting. We will pay all the fees and expenses of any firm engaged by us.

     STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

WHO ARE THE LARGEST OWNERS OF ABNH COMMON STOCK?

     As of May 31, 2002 and except as set forth below, ABNH does not know of any single person or group that is the beneficial owner of more than 5% of our common stock.

                                                            AMOUNT AND NATURE OF       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)    COMMON STOCK(1)
------------------------------------                       -----------------------    ---------------
Crane & Co., Inc. .......................................         3,387,720                18.3%
  30 South Street
  Dalton, MA 01226
Libra Advisors, LLC......................................         1,856,000                10.0%
  277 Park Avenue
  New York, NY 10172(2)

---------------
(1) Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At May 31, 2002, the Company had 18,483,720 shares of common stock outstanding.

(2) The information provided is based solely on a Schedule 13G, as amended, filed with the SEC on May 26, 2000. Libra Advisors, LLC, the general partner of Libra Fund, L.P., owns 1,821,000 shares of common stock. Libra Advisors LLC is also the investment adviser of an offshore fund that owns 35,000 shares of our common stock. Libra Advisors, LLC has the power to vote and to direct the voting of and the power to dispose and direct the disposition of these 1,856,000 shares. Ranjon Tandon is the sole voting member and manager of Libra Advisors, LLC and may be deemed to have the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 1,856,000 shares of common stock beneficially owned by Libra Advisors, LLC.

HOW MUCH COMMON STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OF ABNH OWN?

                                            AGGREGATE NUMBER OF         ACQUIRABLE WITHIN     PERCENTAGE OF
NAME                                    SHARES BENEFICIALLY OWNED(1)       60 DAYS(2)        COMMON STOCK(3)
----                                    ----------------------------    -----------------    ---------------
Kenneth H. Traub......................             577,083                    577,083              3.0%
Salvatore F. D'Amato..................             298,875                    296,875              1.6%
Russell LaCoste(4)....................             155,583                    152,083            *
Alan Goldstein........................             139,250                    139,250            *
Stephen A. Benton.....................              29,000                     25,000            *
Fred J. Levin.........................              36,200                     10,000            *
Douglas A. Crane(5)...................           3,393,520                      5,000             18.4%
All directors and executive officers
  as a group (7 persons)..............           4,629,511                  1,205,291             23.5%

---------------
 *  Represents less than 1% of our outstanding common stock

(1) Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. At May 31, 2002, the Company had 18,483,720 shares of common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 31, 2002 are deemed outstanding for computing the percentage beneficially owned by the person holding such options.

(2) Reflects the number of shares that could be purchased by exercise of options outstanding at May 31, 2002 or within 60 days thereafter.

(3) Based on the number of shares outstanding at May 31, 2002.

(4) Mr. LaCoste resigned his position effective June 15, 2002.

(5) Consists of 800 shares owned by Mr. Crane and 3,387,720 shares owned by Crane & Co., Inc., a privately owned corporation that Mr. Crane and his family own. Mr. Crane disclaims beneficial ownership of the shares held by Crane & Co., Inc.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. All five current directors have been nominated for reelection at the meeting for one-year terms. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

     Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for such other persons as the board of directors may recommend. The board of directors has no present knowledge that any of the persons named will be unavailable to serve.

     The directors standing for election are:

                                          YEAR FIRST                   PRINCIPAL OCCUPATION
DIRECTOR                         AGE    BECAME DIRECTOR             DURING THE PAST FIVE YEARS
--------                         ---    ---------------             --------------------------
Kenneth H. Traub...............  41          1999          Kenneth H. Traub has served as our President
                                                           and Chief Executive Officer since March 2000
                                                           and as a director since April 1999. From
                                                           February 1999 through March 2000, Mr. Traub
                                                           served as our President and Chief Operating
                                                           Officer, and from January 1999 to February
                                                           1999 he served as our consultant.
                                                           Previously, Mr. Traub co-founded Voxware,
                                                           Inc., a developer of digital speech
                                                           processing technologies, and served on its
                                                           board of directors from February 1995 to
                                                           January 1998 and as its Executive Vice
                                                           President, Chief Financial Officer and
                                                           secretary from February 1995 to April 1998.
                                                           Prior to February 1995, Mr. Traub was Vice
                                                           President of Trans-Resources, Inc., a
                                                           diversified multinational holding company.
                                                           Mr. Traub holds a MBA from the Harvard
                                                           Graduate School of Business Administration
                                                           and a BA from Emory University.
Salvatore F. D'Amato...........  73          1999          Salvatore F. D'Amato has served as our
                                                           Chairman of the Board of Directors since
                                                           April 1999 and as a director since March
                                                           1999. He was also our Chairman of the Board
                                                           of Directors and President from 1983 to 1990
                                                           and was a consultant for us from time to
                                                           time between 1990 and April 1999. Mr.
                                                           D'Amato was President and a director of
                                                           American Banknote Corporation, our former
                                                           parent corporation, from 1977 to 1983. Prior
                                                           to 1977 he served as Vice President,
                                                           Engineering and Senior Vice President,
                                                           Operations with American Banknote
                                                           Corporation. Mr. D'Amato holds a Masters
                                                           degree in Engineering from Columbia
                                                           University.

                                          YEAR FIRST                   PRINCIPAL OCCUPATION
DIRECTOR                         AGE    BECAME DIRECTOR             DURING THE PAST FIVE YEARS
--------                         ---    ---------------             --------------------------
Stephen A. Benton..............  60          1998          Stephen A. Benton has served as a director
                                                           since July 1998. Dr. Benton is the founding
                                                           head of the Spatial Imaging Group at the
                                                           Massachusetts Institute of Technology, where
                                                           he has been a faculty member since 1982. He
                                                           is a fellow of the Optical Society of
                                                           America and the Society for Imaging Science
                                                           and Technology. Dr. Benton holds a Ph.D. in
                                                           Applied Physics from Harvard University.
Fred J. Levin..................  39          2000          Fred J. Levin has served as a director since
                                                           February 2000. Mr. Levin has been the
                                                           President and Chief Executive Officer of The
                                                           Jewelry Intelligence Network LLC, a market
                                                           research and information service company,
                                                           since February 2002. Previously Mr. Levin
                                                           was the President of the Concord Watch
                                                           Division of Movado Group, Inc., a
                                                           manufacturer and marketer of watches, from
                                                           March 1998 to January 2002. Mr. Levin also
                                                           served with Movado Group, Inc. as Senior
                                                           Vice President, International from April
                                                           1995 to February 1998 and as Vice President,
                                                           Distribution from February 1994 to March
                                                           1995. Prior to February 1994, Mr. Levin was
                                                           a management consultant with McKinsey &
                                                           Company. Mr. Levin holds a BS in Industrial
                                                           Engineering from Northwestern University and
                                                           a MBA from the Harvard Graduate School of
                                                           Business Administration.
Douglas A. Crane...............  42          2000          Douglas A. Crane has served as a director
                                                           since June 2000. Mr. Crane has been the
                                                           Manager of Currency Paper Manufacturing and
                                                           U.S. Currency Contract for Crane & Co., Inc.
                                                           a manufacturer of paper products, since
                                                           2001. Mr. Crane also served with Crane &
                                                           Co., Inc. as Manager of Corporate Strategic
                                                           Planing from 1998 to 2001, as Manager of
                                                           Manufacturing Technology from 1995 to 1998,
                                                           and as Production Manager, Project Engineer
                                                           from 1990 to 1995. Mr. Crane holds a BS in
                                                           Biomedical Engineering/ Materials Science
                                                           from Brown University, a MS in Paper
                                                           Chemistry from the Institute of Paper
                                                           Science and Technology and a MBA from the
                                                           Massachusetts Institute of Technology. We
                                                           appointed Mr. Crane as a director as part of
                                                           an agreement that we entered into with Crane
                                                           & Co., Inc. on June 29, 2000.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

                             OUR EXECUTIVE OFFICERS

     Our executive officers and key employees, and their ages and positions, are:

EXECUTIVE OFFICERS                     AGE                           POSITION
------------------                     ---                           --------
Kenneth H. Traub.....................  41    President, Chief Executive Officer and director*
Salvatore F. D'Amato.................  73    Chairman of the Board of Directors*
Alan Goldstein.......................  55    Vice President and Chief Financial Officer

KEY EMPLOYEES
Michael Banahan......................  44    Vice President, Sales
Adam Scheer..........................  30    Vice President, Corporate Development
George Condos........................  39    Controller

---------------
* See biography above.

     ALAN GOLDSTEIN has served as our Vice President and Chief Financial Officer since April 1999. Mr. Goldstein served as our consultant from February 1999 through April 1999. Mr. Goldstein was Vice President and Chief Accounting Officer of Complete Management, Inc., a physician management company, from June 1997 to July 1998, and Vice President and Chief Financial Officer of RF International, Inc., a multinational transportation services holding company from July 1994 to December 1996. During other periods Mr. Goldstein acted as an independent consultant. Mr. Goldstein holds a BS in Business Administration from Boston University and a MS in Accounting from Long Island University. Mr. Goldstein is a Certified Public Accountant.

     MICHAEL T. BANAHAN has served as our Vice President, Sales and Marketing since May 1999. He also served as a senior member of our sales department from 1989 to May 1999. Mr. Banahan holds a BA in Marketing Management from the University of Rhode Island.

     ADAM L.A. SCHEER has served as our Vice President, Corporate Development since May 2001. Mr. Scheer was Vice President, Finance and Administration and Acting Chief Financial Officer of Streetmail.com, Inc., an email marketing company, from January 2000 to May 2001. From June 1996 to January 2000, Mr. Scheer was Assistant to the President of Trans-Resources, Inc., a diversified multinational holding company. From June 1995 to June 1996, Mr. Scheer was a financial analyst in the investment banking division of Cowen & Company, a securities firm. Mr. Scheer holds a BA in History from Williams College.

     GEORGE CONDOS has served as our Controller since May 1999 and as our consultant since February 1999. Mr. Condos was Controller of PSR Logistics, a transportation company, from January 1997 to August 1998. From February 1995 to January 1997, Mr. Condos was District Controller and Office Manager at Browning-Ferris Industries, a waste management and recycling company. From 1991 to February 1995, Mr. Condos was Controller of United Carting Company, a waste services company. Mr. Condos holds a BS in Accounting from Fairleigh Dickinson University.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of common stock. Based upon a review of the copies of the filings with the Securities and Exchange Commission and written representations from our executive officers, directors and persons who beneficially own more than 10% of our common stock, we believe that the Section 16(a) filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock in fiscal 2001 were complied with on a timely basis. A report on Form 4 was not timely filed for each of Stephen Benton and Fred Levin with respect to one transaction each in 2000, which transactions were subsequently reported on a Form 5.

                             EXECUTIVE COMPENSATION

     The following table provides information concerning compensation paid to or earned during 1999, 2000 and 2001 by each individual who served as our chief executive officer or in a similar capacity during 2001 and the other three executive officers during 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                          ANNUAL COMPENSATION             COMPENSATION
                                  -----------------------------------   ----------------
                                                                           SHARES OF
                                                           OTHER          COMMON STOCK
                                                          ANNUAL           UNDERLYING         ALL OTHER
                                  SALARY     BONUS    COMPENSATION(1)       OPTIONS        COMPENSATION(2)
NAME                       YEAR     ($)       ($)           ($)               (#)                ($)
----                       ----   -------   -------   ---------------   ----------------   ---------------
Kenneth H. Traub(3)......  1999   253,846   150,000        6,280            350,000             1,861
  President and Chief      2000   295,449   150,000        9,600            425,000             3,222
  Executive Officer        2001   300,000   150,000       10,208                 --             4,473

Salvatore F.
  D'Amato(4).............  1999   100,100    40,000       54,990            175,000             1,081
  Chairman of the Board    2000   177,458    70,000       13,380            150,000             2,355
                           2001   180,000    70,000       13,380                 --             2,149

Russell LaCoste(5).......  1999    51,202    10,000        1,800            150,000                --
 Executive vice            2000   225,000    35,000        9,000             25,000             1,841
    President              2001   225,000        --        9,600                 --             2,948

Alan Goldstein(6)........  1999   112,718    45,000        4,656            100,000             1,144
  Chief Financial Officer  2000   167,083    50,000        5,868             73,000             2,760
                           2001   170,000    50,000        5,868                 --             2,948

---------------
(1) Other Annual Compensation in 1999 for Mr. D'Amato consisted of $6,690 for the use of an automobile paid for by us and $48,300 that he received from us for his work as a consultant prior to becoming an employee. Other Annual Compensation in 2000 and 2001 for Mr. D'Amato and 1999, 2000 and 2001 for Messrs. Traub, LaCoste and Goldstein consisted of the use of automobiles paid for by us.

(2) All other compensation in 2001 includes term life insurance premiums and employer contributions to our 401(k) retirement plan paid by us for Mr. Traub of $2,773 and $1,700, respectively, for Mr. D'Amato of $449 and $1,700, respectively, for Mr. LaCoste of $1,248 and $1,700, respectively and for Mr. Goldstein of $1,248 and $1,700, respectively.

(3) Mr. Traub has served as President and Chief Executive Officer since March 2000. He served as President and Chief Operating Officer from February 1999 to March 2000.

(4) Mr. D'Amato has served as Chairman of the Board since April 1999.

(5) Mr. LaCoste served as Executive Vice President, Sales and Marketing from October 1999 to June 2002.

(6) Mr. Goldstein has served as Vice President and Chief Financial Officer since April 1999.

                                 STOCK OPTIONS

     No stock options were granted during 2001 to the Named Executive Officers and no options were exercised in 2001 by them.

     The following table sets forth at December 31, 2001 the number of options and the value of unexercised options held by each of the Named Executive Officers in the Summary Compensation Table:

                          2001 YEAR-END OPTION VALUES

                                                      SHARES OF                  VALUE OF UNEXERCISED
                                               COMMON STOCK UNDERLYING           IN-THE-MONEY OPTIONS
                                                 UNEXERCISED OPTIONS             AT DECEMBER 31, 2001
                                                         (#)                            ($)(1)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Kenneth H. Traub...........................    468,750         306,250              --              --
Salvatore F. D'Amato.......................    230,208          94,792              --              --
Russell LaCoste............................    110,417          64,583              --              --
Alan Goldstein.............................    110,416          62,584              --              --

---------------
(1) Based on the difference between $1.61, which was the closing price per share on December 31, 2001, and the exercise price per share of the options.

STOCK INCENTIVE PLANS

     On August 4, 2000, we adopted the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan (as amended, the "2000 Plan"), which was subsequently approved by our stockholders at our annual meeting on September 12, 2000. On July 20, 1998, we adopted the 1998 Stock Incentive Plan (as amended, the "1998 Plan", and collectively with the 2000 Plan, the "Plans"). The Plans were adopted for the purpose of granting various stock incentives to officers, directors, employees and consultants of ABNH. The board of directors (or a committee appointed by the board of directors) has discretionary authority, subject to certain restrictions, to administer the Plans. The total number of shares reserved for issuance under the Plans are 3,213,000 shares of common stock. Options to purchase 2,306,500 shares of common stock were outstanding under the Plans at May 31, 2002. Options to purchase an additional 165,000 shares of common stock were outstanding outside the Plans at May 31, 2002. The exercise price of options granted under the Plans may not be less than 100% of the fair market value of the common stock on the date such option was granted. Options granted under the Plans generally become vested and exercisable for up to 33 1/3% of the total optioned shares upon each succeeding anniversary of the date of grant. Generally, the unexercised portion of any option automatically terminates upon the termination of the optionee's employment with us, unless otherwise determined by the board of directors; provided however, that any extension shall not extend beyond the expiration of the option, generally ten years. Upon a change in control, outstanding options will generally become fully vested.

     We filed a registration statement on May 24, 2001, on Form S-8 under the Securities Act of 1933, as amended, to register all shares of common stock issuable under the 1998 Stock Incentive Plan, as amended, the 2000 Stock Incentive Plan and the 165,000 options granted outside the Plans.

     We filed a registration statement on April 1, 2002, on Form S-8 under the Securities Act of 1933, as amended, to register 600,000 additional shares of common stock issuable under the 2000 Stock Incentive Plan.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED?

     The board of directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee recommends to the board of directors the appointment of our independent auditors. The Audit Committee also discusses and reviews, with our independent auditors, the scope and results of the annual audit. The Audit Committee is currently composed of Messrs. Benton, Levin and Crane who are independent directors. During 2001, our Audit Committee met five times.

     The Compensation Committee advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of the Company's 1998 Stock Incentive Plan and 2000 Stock Incentive Plan. The Compensation Committee is currently composed of Messrs. Benton, Levin and Crane. During 2001, our Compensation Committee met one time.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING FISCAL 2001?

     During the fiscal year ended December 31, 2001, our board of directors met five times. Each director attended at least 75% of the meetings of the board of directors when he was a director.

HOW ARE DIRECTORS COMPENSATED?

     During 2001, each member of the board of directors who is not an employee of ABNH received annual compensation of $12,000 for serving on the board of directors. Each of these directors also received $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. We also will reimburse directors for any expenses incurred in attending meetings of the board of directors and the committees thereof. Upon their initial election to the board of directors, each non-employee board member is granted options to purchase 25,000 shares of our common stock. These options are exercisable at the fair market value of the common stock at the date of grant. These options become vested and exercisable for up to 20% of the total option shares upon the first anniversary of the grant of the options and for an additional 20% of the total option shares upon each succeeding anniversary until the option is fully exercisable at the end of the fifth year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors advises our board of directors on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of the Company's Stock Incentive Plans. This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviews the compensation arrangements for the Company's Chief Executive Officer at least annually, typically in the fourth and/or first quarter of the fiscal year. Mr. Traub's employment agreement, which renewed as of February 2001 for an additional one-year term, includes provisions described above under the heading "Employment Agreements" for the payment of a base salary and the payment of quarterly and other bonuses. In determining whether to renew Mr. Traub's employment agreement and his total compensation for fiscal 2001, the Compensation Committee considered the terms of his employment agreement, his length of service with us, the Company's financial performance during the preceding year, the Company's history since its initial public offering in 1998, competitive pay practices, and Mr. Traub's individual performance and contributions to us. The Compensation Committee believes that Mr. Traub has provided strong leadership in what continues to be a challenging operating environment for the Company. The Compensation Committee also believes Mr. Traub has been instrumental in maintaining and strengthening our relationships with our key customers, negotiating key partnerships and business relationships, strengthening our management team, reestablishing our reputation in our industry, improving our corporate culture, launching several new products to support our future growth plans, and evaluating and asserting our intellectual property rights.

     In making its compensation decisions with respect to Mr. Traub, the Compensation Committee exercised its discretion and judgment based on the above factors, relying more heavily on qualitative factors compared to quantitative criteria and results. No specific formula was applied to determine the weight of each factor. In fiscal 2001, Mr. Traub's contractual base compensation was $300,000. Mr. Traub was also paid the $25,000 quarterly bonus contemplated under his employment agreement and an additional year-end discretionary bonus of $50,000.

ABNH'S GENERAL COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) cash bonuses which reflect the achievement of performance qualitative and quantitative objectives and goals; and (3) long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our stockholders.

     FACTORS. The principal factors (together with the factors specified above with respect to Mr. Traub) that the Compensation Committee considered with respect to each executive officer's compensation for fiscal 2001 are summarized below. The Compensation Committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

     BASE SALARY. The base salary for each executive officer is specified in his respective employment agreement and was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and outside the industry and internal and external base salary comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee and the board of directors believed appropriate.

     BONUS. Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. In determining bonuses, the Compensation Committee considers factors such as relative performance of ABNH during the year and the individual's contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage ABNH from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a three-year period. Therefore, the option grant will provide a return to the executive officer only if the executive officer remains employed by ABNH during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with ABNH, the size of comparable awards made to individuals in similar positions and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

     Based on the stock options granted to the executive officers in 1999 and 2000, the Compensation Committee believes an adequate incentive for top management exists at this time, and, therefore, no options were granted to executive officers in 2001.

INTERNAL REVENUE CODE LIMITS ON THE DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2001, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interest of ABNH and its stockholders.

                                          THE COMPENSATION COMMITTEE
                                          Stephen A. Benton
                                          Fred J. Levin
                                          Douglas A. Crane

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Benton, Levin and Crane. Mr. Crane is an employee of Crane & Co., Inc. None of the members of our Compensation Committee is or has been an officer or employee of the Company. No interlocking relationships exist between the board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No executive officer or director of the Company serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Kenneth H. Traub in February 1999 for an initial term of one year, which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. As amended in March 2000, the agreement provides for an annual base salary of $300,000, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Traub will receive severance equal to two times his annual salary and bonus. Pursuant to the agreement, Mr. Traub is eligible to receive quarterly bonuses at the discretion of our board of directors, with a target bonus of $25,000 per quarter. The quarterly bonus is required to be paid unless the board determines otherwise based on certain factors. In connection with the agreement, we granted to Mr. Traub options to purchase up to 250,000 shares of our common stock at an exercise price of $1.75 per share. In the event of Mr. Traub's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are generally required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of two years following such termination, (2) continue to provide employee benefits to Mr. Traub, and (3) accelerate vesting on any unvested options granted to him under the 1998 Plan and permit the exercise of vested options under such plan for a period of two years thereafter. Upon the termination of Mr. Traub's employment by us following a change of control, as defined in the agreement, or Mr. Traub's resignation for good reason following a change in control, we are required to (1) pay him a severance amount equal to two times his annual salary and bonus then in effect (or, if such termination or resignation for good reason is more than one year after such change of control, an amount equal to three times his salary and annual bonus then in effect), (2) accelerate vesting on any unvested options granted under the 1998 Plan and any shares of restricted stock purchased by Mr. Traub, and (3) to the extent such amounts are subject to excise taxes under Section 4999 of the Internal Revenue Code, provide a tax gross up to him for any additional amounts due. In connection with his employment agreement, Mr. Traub has agreed not to compete with, or solicit from, us during his term of employment and for one year thereafter and has agreed not to disclose or use our confidential information.

     We entered into an employment agreement with Salvatore F. D'Amato in April 1999 for an initial term of two years, which renews upon mutual agreement for successive one-year terms. As amended, the agreement provides for a base salary of $180,000 per year. Pursuant to the Agreement Mr. D'Amato is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. The quarterly bonus is required to be paid unless the board determines otherwise based on certain factors. In connection with the agreement, we granted to Mr. D'Amato options to purchase up to 175,000 shares of our common stock at an exercise price of $2.50 per share. In the event of Mr. D'Amato's termination for any reason other than for cause, as defined in the agreement, or in the event of his resignation for good reason, as defined in the agreement, we are required to continue to pay his salary then in effect, together with any bonus that may have accrued, for the remainder of his employment term. Upon termination of Mr. D'Amato's employment following a change of control, or Mr. D'Amato's resignation for good reason within one year of a change of control, we are required to pay him an amount equal to his annual salary and bonus. In connection with his employment agreement, Mr. D'Amato agreed not to compete with us during his term of employment and for one year thereafter.

     Pursuant to a letter agreement, dated September 15, 1999, which sets forth the terms of Russell LaCoste's employment, Mr. LaCoste receives a base salary of $225,000 per year. In addition, Mr. LaCoste is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. In connection with the agreement, we granted to Mr. LaCoste options to purchase up to 150,000 shares of our common stock at an exercise price of $2.88 per share. In the event of Mr. LaCoste's termination for any reason other than for cause, we are required to continue to pay him his salary then in effect for a period of three months following such termination. Upon termination of Mr. LaCoste's employment within three months before or after a change of control, we are required to pay him an amount equal to $250,000. Effective

June 15, 2002, Mr. LaCoste resigned his position with us and as a result we are not required to pay Mr. LaCoste any severance.

     We entered into an employment agreement with Alan Goldstein in April 1999 for an initial term of one year which renews automatically for successive one-year terms, unless we give at least 60 days written notice prior to the end of the current term. As amended, the agreement provides for an annual base salary of $170,000, to be increased by not less than 3% per year upon renewal and further provides that, if we do not renew his employment agreement, Mr. Goldstein will receive severance equal to one-half of his annual salary and bonus. Pursuant to the agreement Mr. Goldstein is eligible to receive bonuses at the discretion of our board of directors, with a target bonus of $10,000 per quarter. In connection with the agreement, we granted to Mr. Goldstein options to purchase up to 100,000 shares of our common stock at an exercise price of $2.50 per share. In the event of Mr. Goldstein's termination by us for any reason other than for cause, as defined in the agreement, or his resignation for good reason, as defined in the agreement, we are required to (1) pay him his salary then in effect with any bonus which may have been accrued or which otherwise would have been granted by the board to him for a period of six months following such termination or resignation for good reason, (2) continue to provide employee benefits to Mr. Goldstein and (3) accelerate vesting on any unvested options granted to him under the 1998 Plan and permit the exercise of vested options under such plan for a period of two years thereafter. Upon termination of Mr. Goldstein's employment following a change of control, or Mr. Goldstein's resignation for a good reason, as defined in the agreement, following a change in control, we are required to pay him as severance an amount equal to nine months of his salary and bonus then in effect. In connection with his employment agreement, Mr. Goldstein agreed not to compete with us during his term of employment and for one year thereafter.

OTHER

     ABNH and American Banknote Corporation ("ABN" or the "Former Parent") were related parties until April 4, 1999 at which time the Former Parent's Chairman and Chief Executive Officer resigned as ABNH's Chairman and Chief Executive Officer.

     On December 8, 1999, the Former Parent filed a petition and plan of reorganization under Chapter 11 of the Federal Bankruptcy Code. In connection with negotiations on the Chapter 11 plan, we reached an agreement with ABN which is subject among other things to (i) definitive documentation, (ii) Court approval of the settlement of the shareholder litigation, and (iii) approval of the United States Bankruptcy Court in which ABN's plan of reorganization is pending. The agreement is subject to the consummation of the Chapter 11 plan and also provides that (i) the parties exchange mutual, general releases for any obligations each may have to the other pursuant to the separation agreement between ABNH and ABN dated July 20, 1998, and all sums allegedly owing by each of ABNH and ABN, and its affiliates, to each other, (ii) we will receive 25,000 shares of stock of the reorganized ABN, (iii) ABN will be responsible for and shall pay all asserted and unasserted income, franchise or similar tax liabilities of ours for the period January 1, 1990 through July 20, 1998 and will indemnify us with respect to any such liabilities and (iv) we will withdraw our claim against ABN in the Chapter 11 case and not object to ABN's Chapter 11 plan as long as it comports with the terms of the agreement between us and ABN. The above described settlement between ABNH and ABN was made a part of the Chapter 11 plan which the bankruptcy court confirmed on November 3, 2000. ABN has experienced significant financial difficulty. We understand that ABN's bankruptcy plan has not been consummated, and that ABN has indicated in its public SEC filings that it can give no assurance that the bankruptcy plan will be consummated, and that it has submitted to the bankruptcy court an amended bankruptcy plan that requires the approval of the bankruptcy court after solicitation of affected creditors. ABN continues to experience significant financial difficulty, which may result in its inability to perform under the terms of the agreement with us, which could have a material adverse effect on our financial position, results of operations and cash flows.

     In connection with the above agreement we included approximately $0.5 million relating to the reversal of accounts payable and accrued expenses due to the Former Parent and affiliates in other income (expenses) on the statement of operations in 2000.

     For financial reporting purposes, the amounts due from the Former Parent and affiliates for periods prior to the Offering Date have been classified within stockholders' equity.

     On June 30, 2000, we entered into a Stock Purchase Agreement (the "Agreement") with Crane & Co., Inc. ("Crane"). Under the Agreement, we sold 3,387,720 shares of our common stock to Crane for an aggregate purchase price of $9,316,230. The Agreement also provides that our Board of Directors and our audit committee of our Board of Directors each be expanded by one position, which was filled by Douglas A. Crane, a representative of Crane. The Agreement also provides that, for as long as Crane owns at least 51% of the shares of common stock purchased under the Agreement, Crane shall be entitled to designate one director on the management slate of nominees to our Board, and that, should our Board be expanded to a number greater than six, then our Board shall be expanded by another seat, and Crane shall be entitled to nominate an additional director.

     Under the Agreement, Crane has the right to purchase its proportionate share of any new issuance of our securities, other than securities issued in connection with an acquisition, securities issued in connection with any stock option plan or agreement, securities issued in replacement of any outstanding securities, securities issued to all holders of shares of common stock on a pro rata basis or any securities issued in connection with a strategic investment. Also, in the event that we issue shares of common stock and or securities convertible into or exercisable for shares of common stock in connection with the settlement of any litigation that was outstanding as of June 29, 2000, Crane will be allowed to purchase its proportionate share of our common stock at a price of $3.35 per share.

     The Agreement also contains a standstill provision, whereby Crane agreed, that, among other things, neither it nor its affiliates, except as otherwise provided for in the Agreement, will acquire more than its current proportionate share of the outstanding securities of ABNH. The standstill provision also provides that Crane will not offer, sell or transfer any of its voting securities of ABNH during a tender or exchange offer if such offer is opposed by our Board of Directors. In connection with the transaction, Crane also received the right to cause us to register Crane's shares for public resale and the right to include such shares in any future registration of our securities, subject to certain exceptions.

     During 2000 we entered into agreements with Crane under which we rent factory space and lease employees for our facility in Dalton, MA. For the years ended December 31, 2001 and 2000 we paid Crane under these agreements $72,000 and $12,000, respectively, for the rental of the factory space and $116,000 and $11,000, respectively, for the leased employees. In addition we paid Crane $5,700 and $50,000 for leasehold improvements on the rental space for the years ended December 31, 2001 and 2000, respectively.

     During 2001, we purchased a technology and patent pending from Mr. D'Amato, which he had developed prior to becoming a director, for a purchase price of $30,000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of our board of directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The audit committee reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters, including the recommendations of our auditors regarding staffing needs, the scope of our annual audits, fees to be paid to our independent auditors, the performance of our independent auditors and our accounting practices. The audit committee seeks to review and discuss its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. All of our Audit Committee members satisfy the definition of independent director as established in the National Association of Securities Dealers Listing Standards. Our board of directors adopted a written charter for our Audit Committee on August 4, 2000, a copy of which is attached to this proxy statement as Appendix A.

     The audit committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, the independent auditors' quality controls and the continuity of its audit team. The audit committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks. Our Audit Committee received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Our Audit Committee reviewed our financial statements with our board of directors and discussed with Arthur Andersen LLP, our independent public accountants during the 2001 fiscal year, the matters required to be discussed by Statement of Auditing Standard No.
61. After reviewing and discussing the financial statements our Audit Committee recommended that they be included in our annual report on Form 10-K for the year ended December 31, 2001.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ABNH specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          THE AUDIT COMMITTEE
                                          Fred J. Levin, Chairman, Audit
                                          Committee
                                          Stephen A. Benton
                                          Douglas A. Crane

                  FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     Our independent public accountants for 2001, Arthur Andersen LLP, were paid for audit and other fees.

FEES                                                           AMOUNT
----                                                          --------
Audit Fees..................................................  $215,000
Financial Information, System Design and Implementation
  Fees......................................................         0
All Other Fees..............................................    31,000
                                                              --------
Total Fees for the Year Ended December 31, 2001.............  $246,000
                                                              ========

     The Audit Committee concluded that provision of these services is compatible with maintaining the principal accountants' independence.

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2002.

     A representative of Ernst & Young is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will also be available to answer inquiries. A representative of Arthur Andersen LLP will not be present at the annual meeting.

     The Audit Committee of our Board of Directors annually considers and recommends to our Board the selection of our independent auditors. As recommended by our Audit Committee, our Board of Directors on June 6, 2002 decided to dismiss Arthur Andersen as our independent public accountants and engaged Ernst & Young to serve as our independent auditors for 2002.

     During the Company's two most recent fiscal years ended December 31, 2000 and 2001, and through June 6, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended December 31, 2000 and 2001 or through June 6, 2002. The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     We requested that Arthur Andersen furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Arthur Andersen with respect to our fiscal years ended December 31, 2000 and 2001 and the subsequent interim period. A copy of this letter was filed as Exhibit 16.1, as part of our Form 8-K, dated June 10, 2002.

     During the Company's two most recent fiscal years ended December 31, 2000 and 2001, and through June 6, 2002, neither the Company, nor anyone acting on its behalf, consulted with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

     On August 1, 2000, we dismissed our prior independent auditors, Deloitte & Touche LLP. On July 31, 2000 our board of directors authorized the dismissal of Deloitte & Touche and retained Arthur Andersen as our new independent accountants. Arthur Andersen audited our financial statements for the years ended December 31, 2001 and 2000. Deloitte & Touche did not our audit financial statements for the years ended December 31, 2001 and 2000 or render an opinion with respect to such financial statements. Deloitte & Touche's report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to certain litigation) on our financial statements for the year ended December 31, 1999 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change our accountants was recommended by our audit committee of our board of directors and was approved by our board of directors.

     During the years ended December 31, 1998 and 1999 and the subsequent interim period through July 31, 2000, except as noted below, there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     ABNH and Deloitte & Touche were both defendants in a class action securities litigation pending in the United States District Court for the Southern District of New York. On June 28, 2000, we announced that we, along with certain other defendants in the litigation, entered into a Memorandum of Understanding ("MOU") which was an agreement in principle to settle the litigation. Deloitte & Touche was not a party to the MOU. On June 30, 2000, in anticipation of Deloitte & Touche's review of our second quarter interim financial information, Deloitte & Touche requested that they be provided with copies of all agreements entered into during the second quarter of 2000, including the MOU. We considered certain portions of the MOU not relating to financial matters sensitive in light of the ongoing litigation. On July 25, 2000, we offered to provide Deloitte & Touche with a copy of the MOU with those sensitive portions redacted. On July 25, 2000, Deloitte & Touche advised us that a redaction of any agreement, including the MOU, was unacceptable to them and constituted a scope restriction, and requested to meet with our audit committee on this topic. Deloitte & Touche advised us that they would not commence their review of the interim financial information for the six months ended June 30, 2000, which review was scheduled to begin on July 26, 2000, until they met with our audit committee. Deloitte & Touche did not meet with our audit committee. The subsequent dismissal of Deloitte & Touche was not due to Deloitte & Touche's request for the MOU, and followed our decision to consider replacing our auditors in March 2000.

     None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to us during the years ended December 31, 1998 and 1999 and the subsequent interim period except as follows. In 1998, we had reportable conditions representing material weaknesses in which the design or operation of one or more of our internal controls did not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that could be material in relation to the financial statements may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

     During the fiscal year ended December 31, 1999 and the subsequent interim period, we did not consult Arthur Andersen regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K. We requested that Deloitte & Touche furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Deloitte & Touche with respect to our fiscal year ended December 31, 1999 and the subsequent interim period. A copy of this letter was filed as Exhibit 16.1, as part of an amendment to our Form 8-K, dated August 15, 2000, on August 16, 2000.

VOTE REQUIRED

     While stockholder ratification is not required for the selection of Ernst & Young, as the board of directors is responsible for selecting our independent auditors, we are submitting this selection for ratification at the annual meeting with a view toward soliciting the stockholder opinion, which will be taken into consideration in future deliberations.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the meeting is required for the ratification of our appointment of Ernst & Young as our independent auditors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining whether there is quorum. Abstentions will not be voted, although they will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, and thereby increases the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                         COMPARATIVE STOCK PERFORMANCE

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph compares our performance from July 20, 1998, the date that our common stock started trading on the New York Stock Exchange, through December 31, 2001, against the performance of the Russell 2000 Index and our peer group for the same period. The peer group represented in the graph includes the corporations (other than ABNH) that are in the Business Services Group and who make up our SIC Code Index, a published index of which our group code is 3398.

                        COMPARE CUMULATIVE TOTAL RETURN
                  AMONG AMERICAN BANK NOTE HOLOGRAPHICS, INC.,
                     RUSSELL 2000 INDEX AND SIC CODE INDEX
[LINE GRAPH]

                                                   AMERICAN BANK NOTE
                                                   HOLOGRAPHICS, INC.            SIC CODE INDEX            RUSSELL 2000 INDEX
                                                   ------------------            --------------            ------------------
7/20/98                                                  100.00                      100.00                      100.00
12/31/98                                                 205.88                       84.37                      100.79
12/31/99                                                  18.71                       81.53                      120.54
12/31/00                                                  15.41                      113.95                      115.34
12/31/01                                                  18.94                      118.39                      116.51

                     ASSUMES $100 INVESTED ON JULY 20, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP were our independent accountants during the 2001 fiscal year. Ernst & Young, LLP, which was retained on June 6, 2002, will serve in that capacity in the 2002 fiscal year. Please refer to Proposal No. 2, "Ratification of Appointment of Independent Public Accountants," for more information regarding the appointment of Ernst & Young LLP as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the meeting (either in person or by telephone) where he will be available to respond to appropriate questions and have the opportunity to make a statement if he so desires. A representative of Arthur Andersen will not be present at the meeting.

                       STOCKHOLDER PROPOSALS FOR OUR 2003
                          ANNUAL STOCKHOLDERS' MEETING

     We must receive all stockholder proposals that are intended to be included in our proxy statement for our 2003 annual meeting of stockholders no later than March 11, 2003 at American Bank Note Holographics, Inc., 399 Executive Boulevard, Elmsford, NY 10523, Attention: Alan Goldstein.

                                 OTHER MATTERS

     We do not know of any matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some of our regular employees.

                                          By order of the board of directors

                                          /s/ Alan Goldstein
                                          Alan Goldstein
                                          Secretary

Elmsford, New York
June 18, 2002

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The audit committee will assist the Board of Directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the committee will maintain effective working relationships with the Board of Directors, management, and the company's independent auditors.

ORGANIZATION

     The audit committee will be organized consistent with the following significant parameters

     SIZE OF THE COMMITTEE: The audit committee will have no less than three and no more than five members.

     QUALIFICATIONS: Committee members must be "Independent Directors" of the company. (Members of the audit committee will be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.) In addition, each committee member must be "Financially Literate" or must achieve this status through training within six months of being appointed to the committee (for these purposes, "Financial Literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

     FREQUENCY OF MEETINGS: The committee will have four regularly scheduled meetings each fiscal year, in March, May, August and November, or at such other times as determined by the committee. In addition, the committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each committee member will be selected by the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Audit Committee will be selected by the Board of Directors and will serve in that capacity for one year. The Chairperson can serve successive terms in such capacity without limitation. At least one member of the audit committee must have academic training in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which resulted in such member's financial sophistication, including current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a corporation, or other senior officer with oversight responsibilities).

     Notwithstanding the above, one director who is not an Independent Director, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

ROLES AND RESPONSIBILITIES

     A broad outline of the roles and responsibilities of the audit committee is presented below.

  INTERNAL CONTROL:

     1. Evaluate whether senior management has established and appropriately reinforced the importance of internal control within the organization;

     2. Evaluate the scope, effectiveness and significant findings of the self-audit process;

     3. Review the internal auditor's report, if any, and significant findings for the company's operations; and

     4. Evaluate whether recommendations for improved internal control are effectively implemented by management.

  FINANCIAL REPORTING:

     1. Annually review the significant risks the company is exposed to and evaluate management's plan to manage these uncertainties;

     2. Review and evaluate management's interpretation and implementation of mandated changes to accounting and reporting requirements;

     3.  Review the annual financial statements for accuracy and completeness;

     4. Evaluate the accounting treatment of unusual or non-recurring transactions such as restructuring charges and acquisitions;

     5. Evaluate significant income statement and balance sheet items which require management judgment; and

     6. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

  COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

     1. Review the effectiveness of the system for monitoring compliance with laws and regulations; and

     2. Ensure that the company's compliance manual, code of conduct and corporate policy statements are kept up-to-date and are accessible to and usable by the entire organization.

  RELATIONSHIP WITH EXTERNAL AUDITOR:

     1.  Recommend the external auditor appointment to the Board of Directors;

     2. Review and approve the scope of the external audit to be performed each fiscal year;

     3.  Confirm the independence of the external auditor;

     4. Ensure the receipt from the external auditor of a formal written statement delineating all relationships between the auditor and the corporation, consistent with Independence Standards Board Standard I, and bear the responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and for taking, or recommending that the full board take, appropriate action to ensure the independence of the external auditor;

     5. Meet with the external auditor to review the accuracy, completeness and overall quality of the annual financial statements; and

     6. Confirm the external auditor's ultimate accountability to the Board of Directors and the audit committee, as representatives of shareholders, and these shareholder representatives' ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for shareholder approval in any proxy statement).

REPORTING REQUIREMENTS

     The audit committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate. In addition to Board of Directors communication, the following information will be reported to the shareholders in the annual proxy statement: (1) confirmation that the company has a formal, documented audit committee charter, (2) confirmation that the audit committee satisfied its obligations under the charter in the prior year, and (3) the full text of the audit committee charter at least once every three years and after any significant modification is approved by the Board of Directors.

                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2002

        Kenneth H. Traub and Alan Goldstein, and each of them, as the true and lawful proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of American Bank Note Holographics, Inc. held of record by the undersigned on June 7, 2002, at the annual meeting of stockholders to be held at 10:00 a.m. (local time) on July 12, 2002, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York 10604, and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

[ X ]  PLEASE MARK YOUR
       VOTES AS IN THIS
        EXAMPLE

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2.

                            FOR         WITHHOLD
                         all listed     authority
                           nominees      to vote
                         (except as     for the
                         marked to       listed
                        the contrary     nominees
                           below)

Proposal No. 1 - Election
 of Directors              [   ]         [   ]    Nominees: Kenneth H. Traub
                                                            Salvatore F. D'Amato
                                                            Fred J. Levin
                                                            Stephen A. Benton
                                                            Douglas A. Crane
Instructions:  To withhold authority to
vote for any individual nominee(s),
write that nominee(s) name on the line
provided below.

________________________________

                                           FOR        AGAINST       ABSTAIN


Proposal No. 2 - Proposal to ratify       [   ]       [   ]          [   ]
the board of directors' selection
of Ernst &Young LLP as independent
auditors.

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________        DATE ______________________, 2002
                    SIGNATURE


________________________________        DATE ______________________, 2002
  SIGNATURE IF HELD JOINTLY

IMPORTANT: Please sign exactly as name appears above. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.